UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 18, 2017

Date of Report (Date of earliest event reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On December 18, 2017, Harmonic Inc. (the “Company”) and Harmonic International AG, a wholly-owned subsidiary of the Company (each, a “Borrower” and collectively, the “Borrowers”), entered into an Amended and Restated Loan and Security Agreement (the “Restated Loan Agreement”) with Silicon Valley Bank (“Lender”). The Restated Loan Agreement amends and restates in its entirety the Loan and Security Agreement, dated as of September 27, 2017, by and between the Company and Lender (the “Original Loan Agreement”). The Restated Loan Agreement provides a secured revolving credit facility in an aggregate principal amount of up to $15.0 million at any time outstanding (the “Maximum Amount”). Under the terms of the Restated Loan Agreement, the principal amount of loans made to any Borrower, plus the face amount of any outstanding Letters of Credit (as defined below) issued for the account of such Borrower, at any time outstanding cannot exceed the lesser of (i) the Maximum Amount minus the principal amount loans borrowed by and Letters of Credit issued for the account of the other Borrower and (ii) 85% of such Borrower’s eligible receivables. Under the terms of the Restated Loan Agreement, each Borrower may also request letters of credit from Lender (“Letters of Credit”). The proceeds of the loans under the Restated Loan Agreement will be used for working capital and general corporate purposes. As of December 18, 2017, no loans or Letters of Credit were outstanding under the Restated Loan Agreement.

The Lender’s commitments under the Restated Loan Agreement terminate, and all outstanding loans and accrued and unpaid interest are due and payable, on September 27, 2019. However, the commitments will terminate and all outstanding amounts will become due and payable on April 30, 2018 if the Borrowers and Lender do not agree on the Adjusted EBITDA covenant requirements for specified periods by April 30, 2018, and on April 30, 2019 if the Borrowers and Lender do not agree on the Adjusted EBITDA covenant requirements for specified periods by April 30, 2019.

Loans under the Restated Loan Agreement will bear interest, at each Borrower’s option, and subject to certain conditions, at an annual rate of either a prime rate or a LIBOR rate (each as customarily defined), plus an applicable margin. The applicable margin for LIBOR rate advances is 2.25%. The applicable margin is 0.00% for prime rate advances when the Borrowers are in compliance with the liquidity requirement of at least $20.0 million in the aggregate of consolidated cash plus availability under the Restated Loan Agreement (the “Liquidity Requirement”) and 0.25% for prime rate advances when the Borrowers are not in compliance with the Liquidity Requirement. The Borrowers may not request LIBOR advances when they are not in compliance with the Liquidity Requirement. Interest on each advance is due and payable monthly and the principal balance is due at maturity.

At the one year anniversary of entering into the Original Loan Agreement, the Borrowers must pay Lender a facility fee equal to $37,500. The Borrowers are also required to pay, on a quarterly basis, a fee equal to 0.40% of any amounts undrawn under the Restated Loan Agreement. Subject to certain exceptions, the Borrowers must pay a prepayment fee equal to 1.00% of the Maximum Amount if it prepays all advances and terminates the Restated Loan Agreement prior to the maturity date.

The Company’s obligations under the loan facility are secured by a security interest on substantially all of its assets, excluding intellectual property. The Company has guaranteed the obligations of the Subsidiary under the Restated Loan Agreement. The Subsidiary’s obligations under the loan facility are secured by a security interest on the Subsidiary’s accounts receivable and bank accounts.

The Restated Loan Agreement contains customary affirmative covenants and customary negative covenants limiting the Borrowers’ ability and the ability of the Borrowers’ subsidiaries, to, among other things, dispose of assets, undergo a change in control, merge or consolidate, make acquisitions, incur debt, incur liens, pay dividends, enter into affiliate transactions, repurchase stock and make investments, in each case subject to certain exceptions. The Company must also comply with financial covenants requiring it to maintain (i) a short-term asset to short-term liabilities ratio of at least 1.10 to 1.00 and (ii) minimum adjusted EBITDA, in the amounts and for the periods as set forth in the Restated Loan Agreement. The Borrowers must also maintain a minimum liquidity amount, comprised of unrestricted cash held at accounts with Lender plus proceeds available to be drawn under the Restated Loan Agreement, equal to at least $10.0 million at all times.

The Restated Loan Agreement also contains customary events of default including, among others, payment defaults, breaches of covenants defaults, a material adverse change default, bankruptcy and insolvency defaults, cross defaults with certain material indebtedness, judgment defaults, and inaccuracies of representations and warranties defaults. Upon the occurrence and during the continuance an event of default, Lender may declare all or a portion of the Borrowers’ outstanding obligations to be immediately due and payable and exercise other rights and remedies provided for under the agreement. During the existence of an event of default, interest on the obligations could be increased to 5.0% above the prime rate.

Lender and/or its affiliates have from time to time provided and may in the future provide commercial banking and other banking and/or financial services to the Borrowers and their affiliates, for which they received or may receive customary compensation and expense reimbursement.

The foregoing description of the Restated Loan Agreement is qualified in its entirety by reference to the Restated Loan Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

On December 18, 2017, Bart Spriester resigned from his position as Senior Vice President, Video Products, to pursue other opportunities.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
10.1	Amended and Restated Loan and Security Agreement, dated as of December 18, 2017, by and among Harmonic Inc., Harmonic International AG and Silicon Valley Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2017	HARMONIC INC.

	By:	/s/ Sanjay Kalra
Name: Sanjay Kalra
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Loan and Security Agreement, dated as of December 18, 2017, by and among Harmonic Inc., Harmonic International AG and Silicon Valley Bank